UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT

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WHITESTONE REIT PUBLISHES INVESTOR PRESENTATION HIGHLIGHTING EXECUTION OF OUR STRATEGY TO CONTINUE DRIVING LONG TERM SUSTAINABLE VALUE CREATION

Our Strong, Thoughtfully Refreshed Board Has Executed on Driving Shareholder Value

Urges Shareholders to Vote “FOR” ONLY Whitestone REIT’s Highly Qualified Trustee Nominees on the WHITE Proxy Card Today

HOUSTON, Texas, April 24, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced that it filed an investor presentation with the Securities and Exchange Commission (the “SEC”) in connection with its 2024 Annual Meeting of Shareholders on May 14, 2024. The presentation is available at https://ir.whitestonereit.com/news-and-events/presentations/default.aspx.

Highlights of the presentation include:

1)	Whitestone’s track record of superior performance since David Holeman’s CEO appointment in January 2022
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Since David Holeman’s appointment, the strategies implemented by our Board and management team have delivered superior total shareholders returns of 21% for Whitestone, exceeding all of its peers and the MSCI US REIT Index.[1]

●	Whitestone has achieved some of the highest SS NOI growth among our peers[2] since 2022 driven by our high-quality portfolio and a management team that is laser focused on delivering consistent results.
●	Our Company is positioned to continue delivering strong results with the midpoint of 2024 guidance indicating 11% year over year Core FFO per share growth.

2)	Our strong, thoughtfully refreshed Board’s demonstrated track record of driving sustainable shareholder value creation
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Significant Board refreshment with 3 of 6 Trustees added in the past 2 years, achieving a balance of deep institutional knowledge, diversity and fresh perspectives that complement our long-term growth strategy.

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Independent Board committed to taking action to protect shareholders; reflected by recent corporate governance and management enhancements, including naming David Holeman CEO in January 2022, terminating our shareholder rights plan and allowing shareholders to propose and vote on bylaw amendments.

●	Board overseeing a strategy that is driving value and executing on our long term strategic and operational goals.

3)	Erez’s campaign is not in the best interest of all shareholders
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Erez’s principal, Bruce Schanzer, is attempting to recycle a playbook from his time as CEO at Cedar Realty Trust, a company plagued by governance issues, reputational concerns and long-term operational and share price underperformance.

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Erez has demanded a change in Whitestone’s Board with the sole purpose of embarking on an immediate sale or liquidation of the Company under adverse market conditions; Erez has offered no substantive operational or strategic ideas. Their criticisms of our strategy, operations, and corporate governance do not have merit and are meant to mislead shareholders.

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The Whitestone Board is open to all avenues to drive shareholder value including evaluating transaction opportunities, but we are opposed to selling under adverse market conditions. We want to maximize value for shareholders not crystallize value at the worst possible time. However, Erez demonstrates a singular focus on short-term gains at the expense of the long-term value opportunity evidenced by Whitestone’s share price momentum.

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Erez’s nominees are wholly unqualified to join our Board. Bruce Schanzer has a tumultuous, conflicted and value destructive track record at Cedar Realty Trust. Catherine Clark, who Erez touts as bringing strong shopping center REIT expertise, has never acquired or sold assets in our core markets; worse, during her tenure at RPT Realty, the company was among the worst performing shopping center REITs on a total returns basis, underperforming Whitestone by over 42%.

1 From 1/18/2022 to 4/12/2024. Peers include AKR, BFS, BRX, FRT, IVT, KIM, KRG, PECO, REG, ROIC, SITC and UE.
2 Peers include AKR, BFS, BRX, FRT, IVT, KIM, KRG, PECO, REG, ROIC, SITC and UE.

The Board of Trustees does NOT endorse any of Erez’s nominees and unanimously recommends that shareholders vote “FOR” ONLY the election of the six (6) nominees proposed by the Board of Trustees on the WHITE proxy card, and as the Board of Trustees recommends on all other proposals.

Whitestone shareholders who have any questions or require any assistance with voting may contact our proxy solicitation firm, Mackenzie Partners, toll-free at (800)-322-2885.

Advisors

BofA Securities is serving as financial advisor to the Company.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country:  Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities.  The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy.  For additional information, please visit the Company's investor relations website.

Important Additional Information and Where to Find It

Whitestone REIT has filed a definitive proxy statement on Schedule 14A (the “2024 Proxy Statement”) and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://ir.whitestonereit.com/corporate-profile/default.aspx as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

Whitestone REIT, its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2024 Annual Meeting Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in the 2024 Proxy Statement of the, which was filed with the SEC on April 4, 2024. To the extent securities holdings by the Company’s trustees and executive officers as reported in the 2024 Proxy Statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC, which can also be found through the Company’s website (https://ir.whitestonereit.com/corporate-profile/default.aspx) in the section “Investor Relations” or through the SEC’s website. These documents are available free of charge as described above.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns and natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest professional fees.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Core FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investor and Media Contact:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com